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                                 EXHIBIT 23.2
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              [LETTERHEAD OF DELOITTE & TOUCHE LLP APPEARS HERE]

INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
Bush Industries, Inc.

We consent to the incorporation by reference in this Registration Statement of Bush Industries, Inc. on Form S-8 of our report dated February 12, 1998 appearing in the Annual Report on Form 10-K of Bush Industries, Inc. for the fiscal year ended January 3, 1998.

DELOITTE & TOUCHE LLP
Buffalo, New York

April 17, 1998